Fahn Kanne

Grant Thornton

Fahn Kanne & Co.
Head Office
Levinstein Tower
23 Menachem Begin Road
Tel-Aviv 66184, ISRAEL
P.O.B. 36172, 61361

T +972 3 7106666
F +972 3 7106660
www.gtfk.co.il

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4/A of MediVision Medical Imaging Ltd. systems of our report, dated March 25, 2008, relating to our audit of the financial statements, appearing in the Prospectus, which is part of the Registration Statement. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.

Fahn Kanne & Co.

Fahn Kanne & Co.
Certified Public Accountants (Isr.)

Tel Aviv, Israel
July 21, 2008